SECURITIES EXCHANGE AND COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2002

URS Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7567	94-1381538

(Commission File No.)	(I.R.S. Employer Identification No.)

100 California Street, Suite 500,
San Francisco, California 94111-4529
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Item 7. Financial Statements and Exhibits

The following exhibits are furnished herewith:

(c)	Exhibits

Exhibit
Number	Description

99.1	Supplemental Information Concerning URS and the Acquisition of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc.

Item 9. Regulation FD Disclosure

We are electing to disclose under Item 9 certain supplemental information concerning us and our business, Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc. (the “EG&G businesses”), and our acquisition of the EG&G businesses (the “EG&G acquisition”). This supplemental information is set forth as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in the Exhibit, other than statements of historical fact, are forward-looking statements, including, without limitation, the statements describing the assumptions and estimate underlying the Unaudited Pro Forma Combined Financial information.

We have based these forward-looking statements on our beliefs and assumptions as well as information currently available to us. Forward-looking statements involve known and unknown risks and uncertainties that may cause our results, levels of activity, performance or achievements or those of our industry to be materially different from those expressed in or implied by the forward-looking statements. These risks and uncertainties include: our highly leveraged position, general volatility in the capital markets and the market for debt securities, our ability to meet conditions to the closing of the proposed acquisitions, our future operating and financial performance, our ability to successfully integrate the EG&G businesses and achieve anticipated cost savings and other benefits from the EG&G acquisition, and other factors discussed more fully under the caption “Risk Factors” in Exhibit 99.2 to our Current Report on Form 8-K filed on August 2, 2002. We do not intend to update Exhibit 99.1, and assume no obligation and expressly disclaim any duty to update or revise any information contained therein.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

URS Corporation

Dated: August 19, 2002	By: /s/ Kent P. Ainsworth

Kent P. Ainsworth

Executive Vice President

Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Supplemental Information Concerning URS and the Acquisition of Carlyle-EG&G Holdings Corp. and Lear Siegler Services, Inc.